UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2010 (October 29, 2010)
GREIF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (740) 549-6000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
New Credit Agreement
On October 29, 2010, Greif, Inc. (the “Company”), Greif International Holding Supra C.V. and Greif International Holding B.V., as borrowers, obtained a $1.0 billion senior secured credit facility pursuant to an Amended and Restated Credit Agreement (the “New Credit Agreement”) with a syndicate of financial institutions, as lenders, Bank of America, N.A., as administrative agent, L/C issuer and swing line lender, Banc of America Securities LLC, J.P. Morgan Securities LLC, KeyBank National Association, Citizens Bank of Pennsylvania and Deutsche Bank Securities Inc., as joint lead arrangers and joint book managers, JPMorgan Chase Bank, N.A., as syndication agent, and KeyBank National Association, Citizens Bank of Pennsylvania, Deutsche Bank Securities Inc. and U.S. Bank National Association, as co-documentation agents, and Wells Fargo Bank, National Association and Fifth Third Bank, as managing agents. The New Credit Agreement replaces in its entirety the Existing Credit Agreement (as defined in Item 1.02, below). The New Credit Agreement provides for a $750 million revolving multicurrency credit facility and a $250 million term loan, both expiring October 29, 2015, with an option to add $250 million to the facilities with the agreement of the lenders. The revolving credit facility is available to fund ongoing working capital and capital expenditure needs, for general corporate purposes, to finance acquisitions and to refinance amounts outstanding under the Existing Credit Agreement. Interest is based on either a Eurodollar rate or a base rate that resets periodically plus a calculated margin amount. On October 29, 2010, a total of $374 million was used to pay the obligations outstanding under the Existing Credit Agreement in full and certain costs and expenses incurred in connection with the New Credit Agreement.
The New Credit Agreement contains certain covenants, which include financial covenants that require the Company to maintain a certain leverage ratio and a fixed charge coverage ratio. The leverage ratio generally requires that at the end of any fiscal quarter the Company will not permit the ratio of (a) its total consolidated indebtedness, to (b) its consolidated net income plus depreciation, depletion and amortization, interest expense (including capitalized interest), income taxes, and minus certain extraordinary gains and non-recurring gains (or plus certain extraordinary losses and non-recurring losses) and plus or minus certain other items for the preceding twelve months (“EBITDA”) to be greater than 3.75 to 1 (or 3.5 to 1, during any collateral release period). The fixed charge coverage ratio generally requires that at the end of any fiscal quarter the Company will not permit the ratio of (a) (i) consolidated EBITDA, less (ii) the aggregate amount of certain cash capital expenditures, and less (iii) the aggregate amount of Federal, state, local and foreign income taxes actually paid in cash (other than taxes related to Asset Sales not in the ordinary course of business), to (b) the sum of (i) consolidated interest expense to the extent paid or payable in cash and (ii) the aggregate principal amount of all regularly scheduled principal payments or redemptions or similar acquisitions for value of outstanding debt for borrowed money, but excluding any such payments to the extent refinanced through the incurrence of additional indebtedness, to be less than 1.5 to 1, during the applicable trailing twelve month period. On October 29, 2010, the Company was in compliance with these two covenants.
The terms of the New Credit Agreement limit the Company’s ability to make “restricted payments,” which include dividends and purchases, redemptions and acquisitions of equity interests of the Company. The repayment of this facility is secured by a security interest in the personal property of the Company and certain of its United States subsidiaries, including equipment and inventory and certain intangible assets, as well as a pledge of the capital stock of substantially all of the Company’s United States subsidiaries and, in part, by the capital stock of all non-U.S. borrowers. However, in the event that the Company receives and maintains an investment grade rating from either Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, the Company may request the release of such collateral. The payment of outstanding principal under the New Credit Agreement and accrued interest thereon may be accelerated and become immediately due and payable upon the Company’s default in its payment or other performance obligations or its failure to comply with the financial and other covenants in the New Credit Agreement, subject to applicable notice requirements and cure periods as provided in the New Credit Agreement.
On November 1, 2010, the Company issued a press release (the “Credit Agreement Release”) announcing the closing of the New Credit Agreement. The full text of the Credit Agreement Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The New Credit Agreement is attached as Exhibit 99.2 to the Current Report on Form 8-K.
Item 1.02. Termination of a Material Definitive Agreement.
The Company and one of its non-U.S. subsidiaries, as borrowers, were parties to a Senior Secured Credit Agreement dated as of February 19, 2009, as thereafter amended (collectively, the “Existing Credit Agreement”), with a syndicate of financial institutions, as lenders, Bank of America, N.A., as administrative agent, L/C issuer and swing line lender, Banc of America Securities LLC and J.P. Morgan Securities Inc., as joint lead arrangers and joint book managers, JPMorgan Chase Bank, N.A., as syndication agent, and KeyBank National Association and U.S. Bank National Association, as co-documentation agents. On October 29, 2010, proceeds from the New Credit Agreement were used to repay the obligations outstanding under the Existing Credit Agreement, and the Existing Credit Agreement was terminated as of that date. See Item 1.01, above, for a discussion of the New Credit Agreement.

The Existing Credit Agreement provided for a $500 million revolving multicurrency credit facility and a $200 million term loan, both expiring in February 2012, with an option to add $200 million to the facilities with the agreement of the lenders. The revolving multicurrency credit facility was available for ongoing working capital and capital expenditure needs, for general corporate purposes, and to finance acquisitions. Interest was based on either a euro currency rate or an alternative base rate that resets periodically plus a calculated margin.
The Existing Credit Agreement contained certain covenants, which included financial covenants that required the Company to maintain a certain leverage ratio and a fixed charge coverage ratio. The leverage ratio generally required that at the end of any fiscal quarter the Company would not permit the ratio of (a) its total consolidated indebtedness, to (b) its consolidated net income plus depreciation, depletion and amortization, interest expense (including capitalized interest), income taxes, and minus certain extraordinary gains and non-recurring gains (or plus certain extraordinary losses and non-recurring losses) and plus or minus certain other items for the preceding twelve months (“EBITDA”) to be greater than 3.5 to 1. The fixed charge coverage ratio generally required that at the end of any fiscal quarter the Company would not permit the ratio of (a) (i) consolidated EBITDA, less (ii) the aggregate amount of certain cash capital expenditures, and less (iii) the aggregate amount of Federal, state, local and foreign income taxes actually paid in cash (other than taxes related to Asset Sales not in the ordinary course of business), to (b) the sum of (i) consolidated interest expense to the extent paid or payable in cash during such period and (ii) the aggregate principal amount of all regularly scheduled principal payments or redemptions or similar acquisitions for value of outstanding debt for borrowed money, but excluding any such payments to the extent refinanced through the incurrence of additional indebtedness, to be less than 1.5 to 1. The terms of the Existing Credit Agreement limited the Company’s ability to make “restricted payments,” which include dividends and purchases, redemptions and acquisitions of equity interests of the Company. The repayment of this facility was secured by a pledge of the capital stock of substantially all of the Company’s United States subsidiaries and, in part, by the capital stock of the international borrowers.
The Company did not incur any material termination penalties in connection with the repayment and termination of the Existing Credit Agreement.
Section 2 — Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.
(A) Creation of a Direct Financial Obligation
Information concerning the Company’s New Credit Agreement is set forth in Item 1.01, which information is incorporated herein by reference.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement.
(A) Repayment of a Direct Financial Obligation
Information concerning the repayment of the Company’s Existing Credit Agreement is set forth in Items 1.01 and 1.02, which information is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on November 1, 2010, announcing the closing of its $1.0 billion senior secured credit facility pursuant to an Amended and Restated Credit Agreement.

99.2	Credit Agreement dated October 29, 2010 among Greif, Inc., Greif International Holding Supra C.V. and Greif International Holding B.V., as borrowers, with a syndicate of financial institutions, as lenders, Bank of America, N.A., as administrative agent, L/C issuer and swing line lender, Banc of America Securities LLC, J.P. Morgan Securities LLC, KeyBank National Association, Citizens Bank of Pennsylvania and Deutsche Bank Securities Inc., as joint lead arrangers and joint book managers, JPMorgan Chase Bank, N.A., as syndication agent, and KeyBank National Association, Citizens Bank of Pennsylvania, Deutsche Bank Securities Inc. and U.S. Bank National Association, as co-documentation agents, and Wells Fargo Bank, National Association and Fifth Third Bank, as managing agents.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.
Date: November 4, 2010	By	/s/ Donald S. Huml
Donald S. Huml,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on November 1, 2010, announcing the closing of its $1.0 billion senior secured credit facility pursuant to an Amended and Restated Credit Agreement.

99.2	Credit Agreement dated October 29, 2010 among Greif, Inc., Greif International Holding Supra C.V. and Greif International Holding B.V., as borrowers, with a syndicate of financial institutions, as lenders, Bank of America, N.A., as administrative agent, L/C issuer and swing line lender, Banc of America Securities LLC, J.P. Morgan Securities LLC, KeyBank National Association, Citizens Bank of Pennsylvania and Deutsche Bank Securities Inc., as joint lead arrangers and joint book managers, JPMorgan Chase Bank, N.A., as syndication agent, and KeyBank National Association, Citizens Bank of Pennsylvania, Deutsche Bank Securities Inc. and U.S. Bank National Association, as co-documentation agents, and Wells Fargo Bank, National Association and Fifth Third Bank, as managing agents.